As filed with the Securities and Exchange Commission on September 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGENXBIO INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	47-1851754
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9712 Medical Center Drive, Suite 100

Rockville, MD 20850

(240) 552-8181

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kenneth T. Mills

Chief Executive Officer

REGENXBIO Inc.

9712 Medical Center Drive, Suite 100

Rockville, MD 20850

(240) 552-8181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jay K. Hachigian, Esq.

Richard R. Hesp, Esq.

Keith J. Scherer, Esq.

Albert W. Vanderlaan, Esq.

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, MA 02210

Telephone: (617) 648-9100

Telecopy: (617) 648-9199

Sara Garon Berl, Esq. Vice President, General Counsel and Secretary REGENXBIO Inc. 9712 Medical Center Drive, Suite 100 Rockville, MD 20850 Telephone: (240) 552-8181	Richard D. Truesdell, Jr., Esq. Sophia Hudson, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒   333-206430

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.0001 par value	856,112	$22.00	$18,834,464	$2,188.57

(1)	Represents only the additional number of shares being registered, including 111,667 additional shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-206430).
(2)	Calculated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $22.00, the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated September 16, 2015 relating to its initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-206430).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), REGENXBIO Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-206430) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on August 17, 2015, and which the Commission declared effective on September 16, 2015.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 856,112 shares, 111,667 of which are subject to purchase upon the exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on September 17, 2015); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than September 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 16th day of September, 2015.

REGENXBIO INC.

By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth T. Mills Kenneth T. Mills	Chief Executive Officer, President and Director (Principal Executive Officer)	September 16, 2015

/s/ Vittal Vasista Vittal Vasista	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2015

* Donald J. Hayden, Jr.	Chairman of the Board of Directors	September 16, 2015

* Luke M. Beshar	Director	September 16, 2015

* Edgar G. Engleman, M.D.	Director	September 16, 2015

* Allan M. Fox	Director	September 16, 2015

* A.N. “Jerry” Karabelas, Ph.D.	Director	September 16, 2015

* Camille Samuels	Director	September 16, 2015

*By:	/s/ Kenneth T. Mills
Kenneth T. Mills Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney (incorporated by reference to signature page to the Registration Statement on Form S-1 (Registration No. 333-206430)).